Deloitte & Touche LLP
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November 26, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Sub-Item 77K of the BPV Family of Funds Form N-SAR for the semiannual period ended September 30, 2014 and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP

Member of
Deloitte Touche Tohmatsu Limited